                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           American Vantage Companies
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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
                           AMERICAN VANTAGE COMPANIES
                         6787 WEST TROPICANA, SUITE 200
                             LAS VEGAS, NEVADA 89103
                                 (702) 227-9800


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 25, 2001


To the Stockholders of American Vantage Companies:

         You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of the Stockholders of American Vantage Companies, which will be held at the Luxor Hotel/Casino, 3900 Las Vegas Boulevard South, Nile Chamber C, Las Vegas, Nevada 89119 at 10:00 a.m. Pacific time, on July 25, 2001, to consider and act upon the following matters:

                  (1) To elect two (2) Class A Directors of the Company to serve for the ensuing three years or until their successors are duly elected and qualified.

                  (2) To ratify the appointment of Bradshaw, Smith & Co., LLP, as the Company's independent auditors for the fiscal year ending July 31, 2001.

                  (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on May 24, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.



Date:    June 11, 2001                        BY ORDER OF THE BOARD OF DIRECTORS
         Las Vegas, Nevada                    Roy K. Keefer, Secretary



WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                           AMERICAN VANTAGE COMPANIES
                         6787 West Tropicana, Suite 200
                             Las Vegas, Nevada 89103
                                 (702) 227-9800


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 25, 2001

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of American Vantage Companies, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the Luxor Hotel/Casino, 3900 Las Vegas Boulevard South, Nile Chamber C, Las Vegas, Nevada 89119 at 10:00 a.m. Pacific time, on July 25, 2001, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed herewith, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement. All costs of this solicitation are to be borne by the Company.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Directors as set forth herein and FOR the ratification of the appointment of the Company's independent auditors for the fiscal year ending July 31, 2001. Shares represented by Proxies which are marked "abstain" for Proposal 2 (Ratification of Appointment of Independent Auditors) on the proxy card will not be included in the vote totals, and therefore will have the effect of a negative vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         The affirmative vote by holders of a plurality of the votes cast for the election of Directors at the Annual Meeting is required for the election of Directors. The vote of a majority of the Common Stock represented and voting on the question is required to ratify the appointment of Bradshaw, Smith & Co., LLP as the Company's independent auditors for the fiscal year ending July 31, 2001, and such other matters as may properly be considered at the Annual Meeting.

         The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for Director is not available for election, your Proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the proxy card is marked to the contrary.

         A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, at the executive offices of the Company, 6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

         At the close of business on May 24, 2001, 4,865,856 shares of Common Stock were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on May 24, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 2000 Annual Report to Stockholders are expected to be mailed, to stockholders of record at the close of business on May 24, 2001, commencing on or about June 11, 2001.

PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company's Board of Directors consists of seven persons. Directors are elected to serve for three years, or until their successors are elected and qualified (except that at least twenty-five percent of all Directors must be elected each year). The Board is divided into three classes as follows: Ronald
J. Tassinari and Audrey K. Tassinari, both Class A Directors, whose terms expire in 2001, are standing for re-election to terms expiring in 2004; Jeanne Hood and Steven G. Barringer, both Class C Directors, whose terms expire in 2002; and James W. Davis, Gregory J. Woodland and Boyad Tanner, all Class B Directors, whose terms expire in 2003.

         No vote is being taken on the re-election of the Class B and Class C Directors at this Annual Meeting. It is intended that the accompanying form of Proxy will be voted FOR the election of the Class A nominees as Directors unless the Proxy contains contrary instructions. Proxies which do not direct the Proxy holders to vote for a particular nominee or withhold authority in the matter of electing Directors will be voted FOR the election of such persons as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

         The Board of Directors believes that the nominees will be able to serve as Directors. However, in the event that a nominee or nominees should become unable or unwilling to serve as a Director or Directors, the Proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         Set forth below is certain information of each Director and executive officer of the Company, including information regarding such person's business experience. The Company's executive officers serve at the discretion of the Board of Directors subject to any contracts of employment.

Name                                      Age                 Position                                Director Since
----                                      ---                 --------                                --------------
Ronald J. Tassinari                       57                  Chief Executive Officer                  August 1979
                                                              and President

Audrey K. Tassinari                       62                  Executive Vice President                 March 1985

Roy K. Keefer                             56                  Chief Financial Officer,                 ---------
                                                              Vice President and
                                                              Secretary/Treasurer

Jeanne Hood                               74                  Director                                 February 1994

Steven G. Barringer                       45                  Director                                 February 1998

Boyad Tanner                              79                  Director                                 May 1999

James W. Davis                            53                  Director                                 June 2000

Gregory J. Woodland                       42                  Director                                 June 2000

         RONALD J. TASSINARI has been Chief Executive Officer and President of the Company since its inception in August 1979.

         AUDREY K. TASSINARI has been Executive Vice President of the Company since April 1986. Mrs. Tassinari is the wife of Ronald J. Tassinari, the Company's President.

         ROY K. KEEFER has been Chief Financial Officer, Vice President and Secretary/Treasurer of the Company since April 1992. Mr. Keefer had been a Director of the Company from December 1992 until May 1999.

         JEANNE HOOD was a gaming consultant to the Company from February 1994 to April 2000. From 1985 to 1993, Ms. Hood served as President and Chief Executive Officer of Elsinore Corporation, a publicly traded gaming company. From 1977 to 1993, Ms. Hood served as President and CEO of Four Queens, Inc., a wholly-owned subsidiary of Elsinore Corporation, which subsidiary owns and operates the Four Queens Hotel Casino in Las Vegas, Nevada.

         STEVEN G. BARRINGER is a member of the government relations firm of McClure, Gerard & Neuenschwander, Inc. in Washington, D.C. Mr. Barringer also maintains his own law practice, Steven G. Barringer, P.L.L.C., in Washington, D.C. From April 1999 to October 2000, Mr. Barringer was a member of the law firm of Dickstein Shapiro Morin & Oshinsky, LLP, in Washington, D.C., practicing natural resources and environmental law. From January 1996 to April 1999 he was a member of the law firm of Singer, Brown and Barringer, Las Vegas, Nevada, practicing natural resources and environmental law. Before forming Singer, Brown and Barringer in January 1996, Mr. Barringer was a member of the law firm of Holland & Hart in Washington, D.C.

         BOYAD TANNER had a varied business background, including owning and operating Indian Trading Posts in Utah and New Mexico. He owned and operated an automobile agency in Farmington, New Mexico, and was also a licensed real estate agent, having his own agency. Mr. Tanner was the Executive Director for Urban Renewal and Development both in Indio, California as well as in North Las Vegas, Nevada. His most recent appointments in Las Vegas include a partnership at Harrington Horsey Insurance Agency, serving on the Board of the Clark County Planning Commission and serving on the Board of Directors for Cumorah Credit Union. He was also the recipient of the Silver Beaver Award for his service with the

Boy Scouts of America. Mr. Tanner has been retired for the past seven years.

         JAMES W. DAVIS has been a Senior Partner at Key West Technologies LLC, a limited liability company advising a number of firms with regard to technology, e-commerce and the Internet, and business management, since founding Key West Technologies LLC in January, 1999. Prior to founding Key West Technologies LLC, Mr. Davis served as the President and Chief Executive Officer of MRT Micro, ASA/Inc., a communications software company, from January 1997 until January 1999. From September 1996 to January 1997, Mr. Davis was a Visiting Research Scholar at the Communications Technology Center at Florida Atlantic University. In March 1995, Mr. Davis founded Key West Technologies, Inc., a computer hardware and software corporation. In February 1996, Key West Technologies, Inc. was acquired by Interaxx Television Network, Inc. Mr. Davis served as Chief Executive Officer of Interaxx Television Network from February 1996 until January 1997. Mr. Davis has also served as Director for Intel Corp's Home Computing Laboratory, which was responsible for developing a consumer-focused Pentium platform strategy, and as Senior Technical Staff Member at International Business Machines Corp., where he worked for twenty-five years. While at IBM, he was also a member of IBM's Academy of Science and Technology and Chief Technical Officer of the IBM PC Company Premium Brand.

         GREGORY J. WOODLAND has been Senior Partner at Key West Technologies LLC, a limited liability company advising a number of firms with regard to technology, e-commerce and the Internet, and business management, since March 2000. Prior to joining Key West Technologies LLC, Mr. Woodland was a Director at Salomon Smith Barney from August 1998 to February 2000, providing investment-banking advice. Mr. Woodland also served as Vice President Finance for MacAndrews & Forbes Holdings, Inc. from February 1987 to August 1998.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has established an audit and a compensation committee to assist it in the discharge of its responsibilities. The Board of Directors held ten (10) meetings during the fiscal year ended July 31, 2000, not including actions taken by unanimous written consent of Directors in lieu of a meeting on four (4) occasions. All Directors attended at least 75% of Board and committee meetings held during their tenure during 2000. The principal responsibilities and members of each committee are described below.

         The Compensation Committee consists of James W. Davis (Chairman), Gregory J. Woodland and Jeanne Hood. The Compensation Committee is charged with periodically reviewing the compensation of the Company's officers and recommending appropriate adjustments. Each of the three officers of the Company has an employment contract with the Company, each of which expires on March 31, 2002 (See Section entitled "Employment Agreements"). The Compensation Committee had no discretion with respect to the base salary set forth in the employment contracts for any of these officers. In addition, no incentive compensation was granted for the fiscal year ended July 31, 2000. Accordingly, there was no purpose for the Compensation Committee to hold any meetings during the fiscal year ended July 31, 2000.

         The Audit Committee consists of Gregory J. Woodland (Chairman), James
W. Davis, Jeanne Hood and Boyad Tanner, each of whom is independent under National Association of Securities Dealers ("NASD") rules. The Audit Committee held two (2) meetings during the fiscal year ended July 31, 2000. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for reviewing their performance and their fees and for reviewing and evaluating, with the independent auditors and management, the Company's accounting policies and its system of internal controls.

         The Board of Directors does not have a nominating committee.

PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Bradshaw, Smith & Co., LLP as the Company's independent public accountants to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending July 31, 2001. Bradshaw, Smith & Co., LLP have audited the Company's financial statements since the fiscal year ended July 31, 1993. They have no financial interests in the Company, either direct or indirect.

         Representatives of Bradshaw, Smith & Co., LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

           PRINCIPAL ACCOUNTING FIRM FEES
           Audit Fees..................................................................$    50,058
           Financial Information Systems Design and Implementation Fees................$         0
           All Other Fees..............................................................$    24,009

         The Company's Audit Committee, when considering the appointment of Bradshaw, Smith & Co., LLP for the fiscal year ending July 31, 2001, reviewed the non-audit services provided by it, and determined that such services are compatible with maintaining the independent status of such auditors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 2.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

         In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors' their independence.

         Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000 filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Board of Directors:

         AUDIT COMMITTEE
         Gregory J. Woodland (Chairman)
         James W. Davis
         Jeanne Hood
         Boyad Tanner


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 24, 2001, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock, $.01 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and Directors of the Company as a group. The address of each of the Directors and executive officers listed below is c/o American Vantage Companies, 6787 West Tropicana, Suite 200, Las Vegas, Nevada, 89103.

           Name and Address of                         Amount and Nature of                   Percentage
           Beneficial Owner                            Beneficial Ownership(1)                of Class(2)
           -------------------                         --------------------                   -----------
           Ronald J. Tassinari                              800,379 (3)                          15.34%
           Audrey K. Tassinari                              644,852 (4)                          12.73%
           Roy K. Keefer                                    150,001 (5)                           2.99%
           Jeanne Hood                                       50,001 (6)                           1.02%
           Steven G. Barringer                               25,000 (7)                              *
           Boyad Tanner                                      25,000 (8)                              *
           James W. Davis                                    10,000 (9)                              *
           Gregory J. Woodland                               10,000 (9)                              *

           All officers and Directors                    1,271,940 (10)                         22.43%
           as a group (8 persons)

           Jay H. Brown                                    350,711 (11)                          7.21%
           520 South Fourth Street
           Las Vegas, NV 89107

           Engex, Inc.                                     474,500 (12)                          9.75%
           44 Wall Street
           New York, NY 10005
           --------------------

         * Indicates Less Than 1%

         (1) Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons. Includes any securities that such person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

         (2)      Based on 4,865,856 shares outstanding as of May 24, 2001.

         (3) Includes 3,698 shares owned of record by Mr. Tassinari as custodian for his son, 443,293 shares owned by the Tassinari Family Trust in which Mr. Tassinari and his wife, Audrey K. Tassinari, are the beneficiaries (the "Tassinari Family Trust"), and 353,383 shares issuable upon exercise of currently exercisable stock options. Such shares exclude the following shares as to which Mr. Tassinari disclaims beneficial ownership: 201,559 option shares beneficially owned by Audrey K. Tassinari, Mr. Tassinari's wife. If such excluded shares were included, Mr. Tassinari would be deemed to own 18.48% of the Common Stock.

         (4) Includes 443,293 shares owned by the Tassinari Family Trust and an aggregate of 201,559 shares issuable upon exercise of currently exercisable stock options. Such shares exclude the following shares as to which Mrs. Tassinari disclaims beneficial ownership: 353,388 shares (includes 353,383 option shares) beneficially owned by Ronald J. Tassinari, Mrs. Tassinari's husband. If such excluded shares were included, Mrs. Tassinari would be deemed to own 18.42% of the Common Stock.

         (5) Includes 146,001 shares issuable on the exercise of currently exercisable stock options.

         (6) Includes 33,334 shares issuable on the exercise of currently exercisable stock options.

         (7) Represents 25,000 shares issuable on the exercise of currently exercisable stock options.

         (8) Represents 25,000 shares issuable on the exercise of currently exercisable stock options.

         (9) Represents 10,000 shares issuable on the exercise of currently exercisable stock options. Does not include 7,500 shares issuable upon the exercise of stock options commencing on June 1, 2001 and 7,500 shares issuable upon the exercise of stock options commencing on June 1, 2002.

         (10) Includes 804,277 shares issuable on the exercise of currently exercisable stock options.

         (11) Includes 350,711 shares held with his wife, Sharyn Brown, as Tenants-in-Common.

         (12) Pursuant to Schedule 13-G/A filed by Engex, Inc. on February 13, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 4, 2000, the Board of Directors granted options to purchase shares of common stock to the following officers of the Company pursuant to the Company's Officers and/or Employee Plans: 55,555 options to Ronald J. Tassinari, 27,778 options to Audrey K. Tassinari and 33,334 options to Roy K. Keefer. The options are exercisable at $1.125 per share commencing on February 4, 2000 and expiring on February 3, 2010.

         In addition, on February 4, 2000, non-qualified stock options were granted to the following individuals for services rendered or to be rendered to the Company: 33,334 options to Jeanne Hood, and 25,000 options to Boyad Tanner, each of whom is a Director of the Company. The options are exercisable at $1.125 per share commencing on February 4, 2000 and expiring on February 3, 2010.

         On June 2, 2000, non-qualified stock options were granted to the following individuals for services rendered or to be rendered to the Company:
25,000 options to James W. Davis and 25,000 options to Gregory J. Woodland, each of whom is a Director of the Company. The options for each of Mr. Davis and Mr. Woodland are exercisable at $1.094 per share as follows: (i) 10,000 options exercisable on June 2, 2000, (ii) 7,500 options exercisable on June 1, 2001 and
(iii) 7,500 options exercisable on June 1, 2002, The options granted to each of Mr. Davis and Mr. Woodland as set forth above expire on June 1, 2010.

         See herein sections entitled "Executive Compensation" for the terms of certain stock options and Employment Agreements between the Company and Ronald
J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, each a Director or former Director and officer of the Company and "Security Ownership of Certain Beneficial Owners and Management" for the terms of certain stock options of the Company's officers and Directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and persons who own more than ten percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of those reports received by it, or written representations from certain reporting persons that no other reports were required for those persons, the Company believes that, during the period from August 1, 1997 through July 31, 2000, all filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with, except that one report for the disposition of shares was filed late for each of Ronald J. Tassinari and Audrey K Tassinari.

                             EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended July 31, 2000, 1999 and 1998, compensation paid by the Company to its Chief Executive Officer and to other executive officers of the Company who received more than $100,000 in compensation during the fiscal year ended July 31, 2000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                               Annual Compensation                                Long-Term Compensation
                                               -------------------                                     ---------------
                                                                                                           Awards
                                                                                                       ---------------
          Name and                                                                  Other Annual          Securities
          Principal Position             Year      Salary($)       Bonus($)        Compensation($)       Underlying
                                                                                                        Options(#) (3)
          -------------------            ----      ---------       --------        ---------------     ---------------
          Ronald J. Tassinari,           2000      $451,500           -0-            $ 69,320(1)          55,555 (4)
          Chief Executive                1999      $461,639        $303,062          $ 83,069                -0-
          Officer and                    1998      $432,635        $288,000          $ 86,646             50,000 (5)
          President

          Audrey K. Tassinari,           2000      $170,100           -0-            $110,632(1)(2)       27,778 (4)
          Executive                      1999      $166,549        $130,000          $ 74,095                -0-
          Vice President                 1998      $156,785        $142,000          $ 78,037             33,334 (5)

          Roy K. Keefer                  2000      $147,000           -0-            $ 35,931(1)          33,334 (4)
          Chief Financial                1999      $143,931        $ 60,000          $ 56,464                -0-
          Officer                        1998      $133,481        $ 69,000          $ 68,288                -0-
          -----------------------

         (1) Includes SAR/SEP retirement plan in the amount of $24,000, $22,094 and $13,891for Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, respectively.

         (2) Includes compensation of an automobile in the amount of $38,853.

         (3) Information is presented after giving effect to a 1 for 3 reverse stock split on November 30, 1999.

         (4) Represents options which were granted on February 4, 2000 at an exercise price of $1.125 per share.

         (5) Represents options which were granted in December 1997 at an exercise price of $3.48 per share.


                     OPTION GRANTS IN LAST FISCAL YEAR TABLE
                     ---------------------------------------
                               [Individual Grants]

                                                           % of Total
                                          Shares             Options         Exercise
                                        Underlying         Granted to         or Base
                                         Options           Employees in        Price       Expiration
           Name                          Granted (#)       Fiscal Year        ($/Sh)        Date(1)
           ----                         -----------        -----------        ------       ---------
           Ronald J. Tassinari            55,555              6.0%            $1.125        2/3/2010
           Audrey K. Tassinari            27,778              3.0%            $1.125        2/3/2010
           Roy K. Keefer                  33,334              3.6%            $1.125        2/3/2010
           ------------------------

           (1) The options are exercisable commencing on February 4, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES TABLE

                                                                            Number  of             Value of Unexercised
                                                                            Unexercised            In-The Money
                                                                            Options at             Options at
                                          Shares                            FY-End (#)             FY-End ($)
                                         Acquired on         Value          Exercisable/           Exercisable/
           Name                          Exercise (#)      Realized         Unexercisable(2)       Unexercisable(1)(2)
           ----                          --------          --------         ----------------       -------------------
           Ronald J. Tassinari             -0-               -0-               437,942/0               $19,090/0
           Audrey K. Tassinari             -0-               -0-               244,003/0               $  9,556/0
           Roy K. Keefer                   -0-               -0-               185,668/0               $11,467/0
           ----------------------------

         (1) The closing price for the Company's Common Shares on July 31, 2000 was $1.47 per share.

         (2) Information is presented after giving effect to a 1 for 3 reverse stock split on November 30, 1999.

                            COMPENSATION OF DIRECTORS

         Directors receive $15,000 per annum for meetings of the Board of Directors. They are also compensated for expenses incurred in attending the meetings. All of the Company's Directors have received stock options from the Company (See herein section entitled "Certain Relationships and Related Transactions").

                              EMPLOYMENT AGREEMENTS

         On July 20, 1995, the Company entered into substantially similar employment agreements with Ronald J. Tassinari, to serve as the Company's Chief Executive Officer and President, Audrey K. Tassinari, to serve as the Company's Executive Vice President, and Roy K. Keefer to serve as the Company's Chief Financial Officer (collectively, the "Employees"). The employment agreements provide for a term which concludes on March 31, 2002. The agreements provide for annual salaries of $300,000, $98,000 and $108,000, respectively, for Mr. Tassinari, Mrs. Tassinari and Mr. Keefer. The agreements further provide that the Employees are entitled to receive minimum annual increases in their salaries every December equal to the greater of (i) the annual increase provided to the Company's other salaried executives or (ii) the increase in the Annual Average All Items Index of the U.S. City Average Consumer Price Index for All Urban Consumers. In accordance with the terms of the agreements, Mr. Tassinari, Mrs. Tassinari and Mr. Keefer currently receive annual salaries of $451,500, $170,100, and $147,000, respectively. Under the agreements, the Employees are entitled to receive incentive compensation as determined by the Board of Directors, through its Compensation Committee, in accordance with any stock option plan or incentive or bonus compensations programs in accordance with the Company's then practice, and the Company is required to reimburse Employees for their personal legal and financial consulting expenses, subject to a maximum of three percent (3%) of their prior calendar year's base salary. Mr. Tassinari, Mrs. Tassinari and Mr. Keefer are entitled to life insurance policies with a minimum death benefit of $2,000,000, $1,500,000 and $1,000,000, respectively, payable to beneficiaries of their designation. The Company has agreed to provide the Employees with an automobile allowance or, in lieu thereof, will pay them an equal monthly stipend. In the event that the Company requires the Employee to relocate from Las Vegas, Nevada, the Company has agreed to pay their relocation expenses and to provide second mortgages on their new permanent residences of up to $100,000. The employment agreements also provide for indemnification of the Employees in connection with their service to the

Company.
         If the employment of any of the Employees is terminated by reason of death, the Company shall pay to the estate of the deceased Employee, an amount equal to the product of the sum of the Employee's base salary at the rate then in effect plus the incentive compensation most recently paid to the Employee prior to his or her death, multiplied by the number of years and/or partial year remaining in the term of the Employee's employment. If the employment of any of the Employees is terminated by reason of disability, the Employee shall be entitled to one year of severance pay at full salary and then severance pay at half salary for the remainder of the term. If the employment of any of the Employees is terminated for cause, the Company shall pay to such Employee his or her full base salary through the termination date at the rate in effect at the time the notice of termination is given. If any of the Employees are terminated without cause, or if any of the Employees terminate their own employment following: (a) a change in control (as defined below); (b) a significant change in the Employee's duties under the agreements; (c) a removal of the Employee from the positions or offices set forth in the agreements; (d) a reduction in Employee's total compensation or a material reduction in Employee's fringe benefits or any other material failure by the Company to comply with the compensation provisions provided for in the agreements unless comparable reductions are made with respect to benefits made available to substantially all of the Company's senior executives; (e) a breach by the Company of the relocation provisions set forth in the agreements; (f) the refusal of a successor to the Company to assume the Company's obligations under the agreements; (g) a relocation of the Company's executive offices without the Employee's consent; (h) a failure by the Company to provide a salary review with respect to the annual increase in Employee's salary and benefit increases as provided to the to other salaried executives of the Company; or (i) the Employee remains employed following a change in control, but then resigns within two years, then the Company shall pay as liquidated damages, or severance pay, or both to the Employee on the fifth day following the termination date, a lump sum equal to the product of (1) an amount equal to the sum of the annual base salary in effect as of the termination date plus any incentive compensation most recently paid or payable to the Employee, multiplied by (2) two and ninety-nine one hundredths (2.99), (iii) plus any and all accrued salary, accrued vacation pay and accrued bonus in addition to any other consideration due under the agreements. In addition, the agreements provide for each Employee that in the event of the termination of the Employee's employment with the Company, for any reason or no reason, the Employee has an option to require the Company to purchase any and all outstanding options granted to the Employee pursuant to the Company's stock option plans adopted or to be adopted by the Company, whether or not such options are then immediately exercisable, provided that such options have not expired, and the Employee shall receive a cash payment from the Company in the amount equal to the difference between (x) the market price of the shares covered by the option as quoted on Nasdaq as the closing price on the day the option is put to the Company and (y) the exercise price of the option.

         For purposes of the employment agreements, a "change in control of the Company" shall be deemed to have occurred if (i) a third person becomes the beneficial owner (as such term is defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934) of the securities of the Company having twenty percent (20%) or more of the combined voting power of all classes of the Company's securities entitled to vote in an election of Directors of the Company; (ii) there occurs a tender offer or exchange offer by, a merger or other business combination with, or a sale of substantially all of the assets of the Company to any third person; (iii) a stockholder or stockholders holding five percent (5%) or more of the outstanding common stock of the Company proposes a reconstitution of additions to or deletions from the Board and as a result, obtains a majority thereof; or (iv) during any period of two (2) consecutive years during the term of the agreements, individuals who at the beginning of such period constitute the Board cease for any reason other than death or disability to constitute at least a majority thereof.

                 OTHER MATTERS TO BE PRESENTED AT ANNUAL MEETING

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except those matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         No person who intends to present a proposal for action at a forthcoming annual stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record or beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement and form of proxy for the Company's next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office no later than February 10, 2002. If the date of such meeting is changed by more than 30 calendar days from July 25, 2002, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

         The Company will be permitted to vote proxies in its discretion for any proposal for inclusion in the Company's proxy statement for its next annual meeting of stockholders that is not timely submitted on or before February 10, 2002, if the Company:

         - receives notice of the proposal before the close of business on April 27, 2002 and advises stockholders in such proxy statement about the nature of the matter and how the Company intends to vote on such matter, or

         - does not receive notice of the proposal prior to the close of business on April 27, 2002.

         Notices of intention to present proposals at the Company's next annual stockholders meeting should be addressed to the Company's Secretary, Roy Keefer, at American Vantage Companies, 6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103.

                              AVAILABLE INFORMATION

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Roy K. Keefer, the Company's Secretary, American Vantage Companies, 6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103 or on the Securities and Exchange Commission's Web Site at www.sec.gov.


June 11, 2001                    BY ORDER OF THE BOARD OF DIRECTORS
Las Vegas, Nevada                Roy K. Keefer, Secretary

                           AMERICAN VANTAGE COMPANIES

                             AUDIT COMMITTEE CHARTER

                            ADOPTED OCTOBER 23, 2000



The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of American Vantage Companies ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent as such term is defined in Rule 4200
(a)(15) of the National Association of Securities Dealers ("NASD") manual. Each member of the Committee shall be financially literate and at least one of the Committee members must have accounting or related financial management expertise. The members of the Committee will be elected annually by the full Board and will be listed in the annual report to stockholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the quarterly and annual financial information to be provided to stockholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.


AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Meetings may be held by conference telephone or similar methods by means of which all persons participating in the meeting can hear and speak to each other. Content of the agenda for each meeting should be cleared by the Committee Chair. The Chair or a majority of members of the Committee may call meetings. The Committee is to meet in separate executive sessions with the Chief Financial Officer and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

2. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval in accordance with applicable NASD and SEC Audit Committee Requirements.

3. Request and review such reports and receive such assistance from management as it may from time to time require in carrying out its assigned responsibilities.

4. Undertake from time to time such additional activities within the scope of the Committee's primary functions, as it deems appropriate.

5. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls.

6. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the accuracy, objectivity, acceptability and quality of the Company's accounting principles used in financial reporting.

7.       Review the Company's financial statements.

8. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

9. The Committee will review annually with management the fee arrangement with the independent accountants.

10. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating any and all relationships between the independent accountants and the Company or any other relationship that may adversely affect the accountants independence as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

11. Review with the independent accountants all communications required by appropriate regulatory authorities.

12. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Form 10-QSB. Also receive an oral confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

13. At the completion of the annual audit, review with management and the independent accountants the following:

         - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to stockholders and on Form 10-KSB.

         - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants doing their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

         - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                  (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgement about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-KSB.

14. After preparation by management and review by independent accountants, approve the Audit Committee report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

15. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

16. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'.

17. Recommend to the Board the appointment, retention or discharge of the Company's independent accountants.

18. Review with management and independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

19. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

20. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of NASD, the SEC, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                           AMERICAN VANTAGE COMPANIES
                         6787 WEST TROPICANA, SUITE 200
                             LAS VEGAS, NEVADA 89103
PROXY

The undersigned, a holder of Common Stock of AMERICAN VANTAGE COMPANIES, a Nevada corporation (the "Company"), hereby appoints Ronald J. Tassinari and Roy
K. Keefer, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on July 25, 2001 and any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

 [ ] FOR the nominees listed below.           [ ] WITHHOLD AUTHORITY to vote for
                                                  the nominee listed below.


(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

        Ronald J. Tassinari                    Audrey K. Tassinari


2. TO RATIFY THE APPOINTMENT OF BRADSHAW, SMITH & CO., AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED JULY 31, 2001.

           [   ] FOR        [   ] AGAINST        [   ] ABSTAIN


The undersigned hereby revokes any other proxy to vote at such Annual Meeting or any adjournments thereof.

                  (Continued, and to be signed, on other side)

                           (Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated June 11, 2001 relating to the Annual Meeting, and the 2000 Annual Report to Stockholders.

                           Date:                                  , 2001
                               ------------------------------------

                               ------------------------------------

                               ------------------------------------
                                  Signature(s) of Stockholder(s)

                           The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN VANTAGE COMPANIES. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.